Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-118348, 333-106282, 333-101536, 333-69696, 333-45094, 333-83153, 333-58555, 333-29567, 333-02289, 033-60928, 033-58489, and 033-11718 of 4Kids Entertainment, Inc. on Form S-8 of our report dated April 28, 2005, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Amendment No. 2 to Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

New York, NY
April 28, 2005